Exhibit 5.1



October 4, 2002





Knight Fuller, Inc.
150 Post Street, Suite 405
San Francisco, California 94108

Re:      Registration of Shares on Form S-4/A

Gentlemen:

You have requested our opinion as to certain matters of Delaware law in connection with the proposed issuance of shares of common stock of Knight Fuller, Inc., a Delaware corporation (the "Company"). In connection with our opinion, you have furnished to us and we have examined the following documents:

         1. Certificate of Incorporation and Bylaws of the Company;

         2. Resolutions of the Board of Directors of the Company authorizing the proposed issuance of common stock pursuant to the transactions described in the Registration Statement on Form S-4/A to be filed by the Company and KFI Properties, L,P. with the Securities and Exchange Commission on or about October 3, 2002 (the "Registration Statement");

         3. Form of certificate for shares of the Company's common stock; and

         4. The Registration Statement substantially in the form in which it is to be filed with the Securities and Exchange Commission.

In connection with the opinions expressed herein, we have assumed that all factual statements contained in the foregoing documents are true and will be true as of the date on which the proposed issuance of shares of common stock takes place.

Knight Fuller, Inc.
October 4, 2002
Page 2

         Based upon the foregoing, it is our opinion that under Delaware law:

         1. The Company is a Delaware corporation duly formed, validly existing and in good standing under the laws of State of Delaware;

         2. The shares of common stock of the Company to which the Registration Statement relates will when issued in accordance with the Registration Statement constitute duly authorized, validly issued, fully paid and nonassessable shares of stock of the Company.

We hereby consent to the reference to our firm, including the reference to this opinion, in the Registration Statement, and we further consent to the filing of this opinion with the Securities and Exchange Commission.

Sincerely,

SMITH, KATZENSTEIN & FURLOW, LLP



By/s/ CRAIG B. SMITH
     Craig B. Smith